UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2011

Keryx Biopharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(Address of Principal Executive Offices)

(212) 531-5965
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2011, Keryx Biopharmaceuticals, Inc. (“Keryx”) issued a press release announcing results of operations for the first quarter ended March 31, 2011. Keryx also announced that on Monday, May 2, 2011 at 8:30am EST, Keryx will host an investor conference call during which they will provide a brief financial overview of first quarter financial results and the business outlook for the remainder of 2011. A copy of such press release is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.  The information set forth in this Item 2.02 shall be deemed to be filed under the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events.

On April 28, 2011, Keryx issued a press release announcing the final dataset from its Phase 3 short-term clinical trial of ZerenexTM (ferric citrate) for the treatment of hyperphosphatemia in end-stage renal disease patients on dialysis.  A copy of such press release is being filed as Exhibit 99.2 to this report.

On May 2, 2011, Keryx issued a press release announcing that it received positive Scientific Advice from the European Medicines Agency (EMA) for the development of ZerenexTM (ferric citrate) for the management and control of serum phosphorus in end-stage renal disease (ESRD) patients undergoing dialysis, and in chronic kidney disease patients (CKD or pre-dialysis).   A copy of such press release is being filed as Exhibit 99.3 to this report.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits to this report shall be deemed filed under the Securities Exchange Act of 1934, as amended.

Exhibit Number	Description
Exhibit 99.1	Press Release dated April 29, 2011.
Exhibit 99.2	Press Release dated April 28, 2011.
Exhibit 99.3	Press Release dated May 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: April 28, 2011

	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated April 29, 2011.
99.2	Press Release dated April 28, 2011.
99.3	Press Release dated May 2, 2011.